Exhibit 10.4

FIRST AMENDMENT
TO EIGHTH AMENDED AND RESTATED
MASTER THROUGHPUT AGREEMENT

    This First Amendment to Eighth Amended and Restated Master Throughput Agreement (this “Amendment”) is entered into on October 28, 2022, to be effective as of November 1, 2022 (the “First Amendment Effective Date”) by and among:

1.HollyFrontier Refining & Marketing LLC, a Delaware limited liability company (“HFRM”),

2.Sinclair Oil LLC, a Wyoming limited liability company (“Sinclair”), and

3.Holly Energy Partners – Operating, L.P., a Delaware limited partnership (“HEP Operating”).

Each of HFRM, Sinclair and HEP Operating are individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, HFRM, Sinclair and HEP Operating are parties to that certain Eighth Amended and Restated Master Throughput Agreement, effective as of March 14, 2022 (the “Agreement”); and

WHEREAS, the Parties desire to amend the Agreement to, among other things, remove Sinclair as a party thereto with respect to the Sinclair Assets (as defined therein).

NOW, THEREFORE, in consideration of the covenants and obligations contained herein, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENTS

1.1.Amendment to Preamble. The reference to “HOLLYFRONTIER REFINING & MARKETING LLC (“HFRM”)” in the preamble to the Agreement is hereby replaced with “HF SINCLAIR REFINING & MARKETING LLC (“HFRM”)”.

1.2.Amendments to Article 2.
a.Section 2.1, the first sentence of Section 2.2 and Section 2.2(a) of the Agreement are hereby amended by removing all references to Sinclair therein.

b.Section 2.2(b) of the Agreement is hereby amended and restated in its entirety as follows:

“(b)    Applicable Tariffs. HFRM shall pay (i) the applicable Base Tariffs for all quantities of its Product transported, stored or loaded at, on or through the Applicable Assets in each Contract Quarter during the Applicable Term up to and including the applicable Incentive Tariff Threshold for such Applicable Asset set forth on Exhibit C, (ii) the applicable Incentive Tariff for quantities in excess of the Incentive Tariff Threshold and, (iii) if applicable, the Excess Tariff for the Applicable Asset for quantities in excess of the Excess Tariff Threshold. HFRM shall pay the applicable fees for all quantities of its Product transported, stored or loaded at, on or through the HFRM Refined Products Terminals and the Sinclair Refined Products Terminals in each

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Contract Quarter during the Applicable Term set forth on Exhibit N-2 and Exhibit R-2.”

c.Sections 2.2(d), 2.5, 2.6, 2.7, 2.8, 2.10, 2.11, 2.12, 2.14 and 2.15 of the Agreement are hereby amended by removing all references to Sinclair therein.

1.3.Amendments to Articles 3-6 and Article 8.
a.Article 3 of the Agreement is hereby amended by removing all references to Sinclair therein.

b.Article 4 of the Agreement is hereby amended by (1) removing all references to Sinclair therein and (2) removing the reference to the Sinclair Refinery and replacing it with “Parco Refinery”.

c.Article 5 of the Agreement is hereby amended by removing all references to Sinclair therein.

d.Article 6 of the Agreement is hereby amended by removing all references to Sinclair therein.

e.Sections 8.1 and 8.2 of the Agreement are hereby amended by removing all references to Sinclair therein.

1.4.Amendments to Article 10.
a.Article 10 of the Agreement is hereby amended and restated in its entirety to read as follows:

“10.1     Deficiency Notice; Deficiency Payments. As soon as practicable following the end of each Contract Quarter under this Agreement, HEP Operating shall deliver to HFRM a written notice (the “Deficiency Notice”) detailing any failure of HFRM to meet any of its Minimum Revenue Commitments set forth on Exhibit C; provided, however, that HFRM’s obligations pursuant to the Minimum Revenue Commitment shall be assessed on a quarterly basis for the purposes of this Article 10. Notwithstanding the previous sentence, any deficiency owed by HFRM due to its failure to satisfy any Minimum Revenue Commitment, if any, set forth on Exhibit C, as to any Applicable Asset for a Contract Quarter shall be offset by any revenue owed to HEP Operating in excess of any Minimum Revenue Commitment for such Contract Quarter set forth on Exhibit C from any other Applicable Asset at the same location. The Deficiency Notice shall (i) specify in reasonable detail the nature of any deficiency and (ii) specify the approximate dollar amount that HEP Operating believes would have been paid by HFRM to HEP Operating if HFRM had complied with its Minimum Revenue Commitment obligations pursuant to this Agreement (the “Deficiency Payment”). HFRM shall pay its Deficiency Payment to HEP Operating upon the later of: (A) ten (10) days after its receipt of the Deficiency Notice and (B) thirty (30) days following the end of the related Contract Quarter.

10.2    Disputed Deficiency Notices. If HFRM disagrees with the Deficiency Notice, then, following the payment of the undisputed portion of the Deficiency Payment to HEP Operating, if any, HFRM shall send written notice thereof regarding the disputed portion of the Deficiency Payment to HEP Operating. Thereafter, a senior officer of HF Sinclair (on behalf of HFRM) and a senior officer of the Partnership (on behalf of HEP Operating)

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shall meet or communicate by telephone at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary and shall negotiate in good faith to attempt to resolve any differences that they may have with respect to matters specified in the Deficiency Notice. During the 30-day period following the payment of the Deficiency Payment, HFRM shall have access to the working papers of HEP Operating relating to its Deficiency Notice. If such differences are not resolved within thirty (30) days following HFRM’s receipt of its Deficiency Notice, HFRM and HEP Operating shall, within forty-five (45) days following HFRM’s receipt of the Deficiency Notice, submit any and all matters which remain in dispute and which were properly included in the Deficiency Notice to dispute resolution in accordance with the Omnibus Agreement.

10.3    Payment of Amounts No Longer Disputed. If it is finally determined pursuant to this Article 10 that HFRM is required to pay any or all of the disputed portion of the Deficiency Payment, HFRM shall promptly pay such amount to HEP Operating, together with interest thereon at the Prime Rate, in immediately available funds.

10.4    Contract Quarters Independent. The fact that HFRM has exceeded or fallen short of the Minimum Revenue Commitment with respect to any Contract Quarter shall not be considered in determining whether HFRM meets, exceeds or falls short of the Minimum Revenue Commitment with respect to any other Contract Quarter, and the amount of any such excess or shortfall shall not be counted towards or against the Minimum Revenue Commitment with respect to any other Contract Quarter.”

1.5.Amendments to Articles 12 and 13.
a.Section 12.1 of the Agreement is hereby amended by removing all references to Sinclair therein.

b.Section 13.2(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

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“13.2    Successors and Assigns. This Agreement shall inure to the benefit of, and shall be binding upon, the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights or obligations hereunder shall be assigned without the prior written consent of HFRM (in the case of any assignment by HEP Operating) or HEP Operating (in the case of any assignment by HFRM), in each case, such consent is not to be unreasonably withheld or delayed; provided, however, that (i) HEP Operating may make such an assignment (including a partial pro rata assignment) to an Affiliate of HEP Operating without HFRM’s consent, (ii) HFRM may make such an assignment (including a pro rata partial assignment) to an Affiliate of HFRM without HEP Operating’s consent, (iii) HFRM may, without HEP Operating’s prior written consent, make a partial assignment to any third party that acquires assets of HF Sinclair that rely on the services provided by HEP Operating on the HFRM Refined Products Pipelines, the HFRM Refined Products Terminals, the Sinclair Refined Products Pipelines or the Sinclair Refined Products Terminals if such Person (1) is reasonably capable of performing HFRM’s obligations (or its pro rata portion of such obligations) under this Agreement assigned to such Person, which determination shall be made by HFRM in its reasonable judgment and (2) has agreed in writing to assume the obligations of HFRM assigned to such Person, (iv) HEP Operating may, without HFRM’s prior written consent, make a partial assignment to any third party that acquires any of the HFRM Refined Products Pipelines, HFRM Refined Products Terminals, Sinclair Refined Products Pipelines or Sinclair Refined Products Terminals if such Person (1) is reasonably capable of performing HEP Operating’s obligations (or its pro rata portion of such obligations) under this Agreement assigned to such Person, which determination shall be made by HEP Operating in its reasonable judgment and (2) has agreed in writing to assume the obligations of HEP Operating assigned to such Person, (v) HFRM may make a collateral assignment of its rights and obligations hereunder and/or grant a security interest in its rights and obligations hereunder, and HEP Operating shall execute an acknowledgement of such collateral assignment in such form as may from time-to-time be reasonably requested, and (vi) HEP Operating may make a collateral assignment of its rights hereunder and/or grant a security interest in its rights and obligations hereunder to a bona fide third party lender or debt holder, or trustee or representative for any of them, without HFRM’s consent, if such third party lender, debt holder or trustee shall have executed and delivered to HFRM a non-disturbance agreement in such form as is reasonably satisfactory to HFRM and such third party lender, debt holder or trustee, and HFRM executes an acknowledgement of such collateral assignment in such form as may from time to time be reasonably requested. Any attempt to make an assignment otherwise than as permitted by the foregoing shall be null and void. The Parties agree to require their respective successors, if any, to expressly assume, in a form of agreement reasonably acceptable to the other Parties, their obligations under this Agreement.”

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1.6.Amendments to Articles 14 and 15.

a.Sections 14.1, 14.2, 14.2(c), 14.2(d), 14.3, 14.4, 14.5, 14.6, 14.7 and 14.8 of the Agreement are hereby amended by removing all references to Sinclair therein.

b.Sections 15.1, 15.2(a), 15.2(c), 15.3, 15.6 and 15.7 of the Agreement are hereby amended by removing all references to Sinclair therein.

1.7.Amendments to Exhibit A.
a.Exhibit A of the Agreement is hereby amended by removing the reference to Sinclair contained within the definition of “Affiliates”.

b.Exhibit A of the Agreement is hereby amended by removing the definition of “Casper Refinery” and replacing it as follows:

““Casper Refinery” means the refinery owned by HF Sinclair Casper Refining LLC (f/k/a Sinclair Casper Refining Company LLC) and located in Casper, Wyoming.”

c.Exhibit A of the Agreement is hereby amended by removing the definition of “El Dorado Refinery” and replacing it as follows:

““El Dorado Refinery” means the refinery owned by HF Sinclair El Dorado Refining LLC (f/k/a HollyFrontier El Dorado Refining LLC) and located in El Dorado, Kansas.”

d.Exhibit A of the Agreement is hereby amended by removing the definition of “HFRM and Sinclair Payment Obligations” and replacing it as follows:

““HFRM Payment Obligations” has the meaning set forth in Section 14.1.”

e.Exhibit A of the Agreement is hereby amended by removing the definition of “HollyFrontier Navajo” and replacing it as follows:

““HollyFrontier Navajo” means HF Sinclair Navajo Refining LLC (f/k/a HollyFrontier Navajo Refining LLC).”

f.Exhibit A of the Agreement is hereby amended by removing the definition of “HollyFrontier Tulsa” and replacing it as follows:

““HollyFrontier Tulsa” means HF Sinclair Tulsa Refining LLC (f/k/a HollyFrontier Tulsa Refining LLC.”

g.Exhibit A of the Agreement is hereby amended by adding the definition of “Parco Refinery” as follows:

““Parco Refinery” means the refinery owned by HF Sinclair Parco Refining LLC (f/k/a Sinclair Wyoming Refining Company LLC) and located in Sinclair, Wyoming.”

h.Exhibit A of the Agreement is hereby amended by removing the definition of “Refineries” and replacing it as follows:

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““Refineries” means the Navajo Refinery; the El Dorado Refinery; the Tulsa East Refinery, the Tulsa West Refinery, the Casper Refinery and the Parco Refinery.”

i.Exhibit A of the Agreement is hereby amended by removing the definition of “Sinclair Crude Offloading Racks” and replacing it as follows:

““Sinclair Crude Offloading Racks” means those certain truck offloading racks, located at each of the at Casper Refinery, Parco Refinery and Guernsey Terminal.”

j.Exhibit A of the Agreement is hereby amended by removing the definition of “Sinclair Crude Oil Pipelines” and replacing it as follows:

““Sinclair Crude Oil Pipelines” means collectively, (a) the Sinclair Pathfinder and 10” Pipeline, (b) the Sinclair Pathfinder Pumpover Pipeline, (c) the Sinclair Guernsey to Casper Pipeline and (d) the Sinclair Guernsey to Parco Refinery Pipeline.”

k.Exhibit A of the Agreement is hereby amended by removing the definition of “Sinclair Guernsey to Sinclair Refinery Pipeline” and replacing it as follows:
““Sinclair Guernsey to Parco Refinery Pipeline” has the meaning set forth in Exhibit R-1.”
l.Exhibit A of the Agreement is hereby amended by removing the definition of “Sinclair Refinery”.

m.Exhibit A of the Agreement is hereby amended by removing the definition of “Sinclair Refined Products Terminals” and replacing it as follows:

““Sinclair Refined Products Terminals” means the terminals described on Exhibit R-2 attached hereto, as such Exhibit may be amended or revised from time-to-time by mutual agreement of HFRM and HEP Operating.”

n.Exhibit A of the Agreement is hereby amended by removing the definition of “Woods Cross Refinery” and replacing it as follows:

““Woods Cross Refinery” means the refinery owned and operated by HF Sinclair Woods Cross Refining LLC (f/k/a HollyFrontier Woods Cross Refining LLC) located at 1070 W. 500 South, West Bountiful, Utah.”

1.8.Amendments to Exhibit C.
a.Footnote 4 contained in Exhibit C-3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“Reflects reduction in throughput fee effective January 1, 2015 as a result of the secondment arrangement at the El Dorado refinery. Also reflects reduction in throughput fee effective January 1, 2017 as a result of the sale of tanks 243 and 244 from El Dorado Logistics LLC to HF Sinclair El Dorado Refining LLC (f/k/a HollyFrontier El Dorado Refining LLC).”

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b.Exhibit C-10 of the Agreement is hereby amended by removing the reference to “Sinclair Guernsey to Sinclair Refinery Pipeline” contained therein and replacing it with “Sinclair Guernsey to Parco Refinery Pipeline”.

c.Exhibit C-11 of the Agreement is hereby amended by removing the reference to “Sinclair Refinery Refined Product Truck Rack” contained therein and replacing it with “Parco Refinery Refined Product Truck Rack”.

1.9.Amendment to Exhibit E-3.
a.The entry in the “Volumetric Gains and Losses” column with respect to the Sinclair Pipelines contained in Exhibit E-3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“With respect to the Sinclair Pipelines (A) with a published tariff, all product gains and losses will be addressed as provided in such tariff Pipelines or (B) without a published tariff, (1) HFRM or its applicable Affiliate will absorb all volumetric gains and is responsible for all volumetric losses up to a maximum of 0.5% (on a pipeline by pipeline basis), in each case, determined quarterly and (2) HEP Operating or its applicable Affiliate is responsible for all volumetric losses in excess of 0.5% (on a pipeline by pipeline basis), determined quarterly; provided, that gains and losses pursuant to foregoing clause (B) will be calculated for each calendar quarter and offset against each other (on a pipeline by pipeline basis).”

1.10.Amendment to Exhibit F-4.
a.The entry in the “Threshold” column with respect to the Sinclair Refined Products Terminals contained in Exhibit F-4 of the Agreement is hereby amended and restated in its entirety to read as follows:

“No fees on Exhibit R-2 may be amended until HEP Operating has made capital expenditures of $5,000,000 in the aggregate with respect to the Refined Products Terminals in order to comply with new Applicable Laws.

Thereafter, HEP Operating may amend the applicable fees to recover HFRM’s pro rata share of the cost of complying with the new Applicable Laws and such recovery shall not be limited to amounts in excess of $5,000,000.”

1.11.Amendments to Exhibit R.
a.Exhibit R-1 of the Agreement is hereby amended by removing the reference to “Sinclair Guernsey to Sinclair Refinery Pipeline” contained therein and replacing it with “Sinclair Guernsey to Parco Refinery Pipeline”.

b.Exhibit R-2 of the Agreement is hereby amended by removing the reference to “Sinclair Refinery Refined Product Truck Rack” contained therein and replacing it with “Parco Refinery Refined Product Truck Rack”.

c.Exhibit R-3 of the Agreement is hereby amended and restated in its entirety to read as follows:

“1.    Deficiency Payments.

    Notwithstanding anything to the contrary in Article 10 of the Agreement, HFRM and HEP Operating agree that deficiency payments with respect to the Sinclair Assets will be credited against any payments owed by

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HFRM in the following four Contract Quarters in excess of the Minimum Commitment for such Calendar Quarters; provided, however, that HFRM will not receive credit for any deficiency payment in any of the following four Contract Quarters until it has met the Minimum Commitment in the succeeding Contract Quarter.

2.    Tariffs.

If a base tariff or incentive tariff cannot be achieved as set forth in Exhibit C with respect to the Sinclair Assets as a result of federal or state regulatory limitations on ratemaking, HFRM and HEP Operating shall implement alternative tariff structures and/or minimum throughput commitments that produce the same overall commercial result.”

1.12.Withdrawal. For the avoidance of doubt, as of the First Amendment Effective Date, Sinclair will no longer be a party to the Agreement and shall have only those rights, obligations or liabilities that survive termination of the Agreement in accordance with the terms thereof.

ARTICLE 2
MISCELLANEOUS

2.1.Counterparts. This Amendment may be executed in counterparts each of which shall be deemed an original. An executed counterpart of this Amendment transmitted by facsimile shall be equally as effective as a manually executed counterpart.

2.2.Successors and Assigns. Section 13.2 of the Agreement is hereby incorporated by reference into this Section 2.2, mutatis mutandis.

2.3.Entire Agreement. The Agreement, as amended by this Amendment, contains the entire agreement between the Parties as to the subject matter of the Agreement and, except as provided for in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect as originally written.

[Remainder of page intentionally left blank. Signature pages follow.]

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IN WITNESS WHEREOF, the undersigned Parties have executed this Amendment as of the date first written above to be effective as of the First Amendment Effective Date.

HEP OPERATING:

Holly Energy Partners - Operating, L.P.

By: /s/ Michael C. Jennings
Name: Michael C. Jennings
Title: President and Chief Executive Officer

HFRM:

HollyFrontier Refining & Marketing LLC

By: /s/ Timothy Go
Name: Timothy Go
Title: President and Chief Operating Officer

SINCLAIR:

Sinclair Oil LLC

By: /s/ Timothy Go
Name: Timothy Go
Title: President and Chief Operating Officer

[Signature Page to First Amendment to Eighth Amended and Restated Master Throughput Agreement]

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